Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedules of CNL Healthcare Properties, Inc., which appears in CNL Healthcare Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Orlando, Florida

May 20, 2015